UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

0-20710

(Commission file number)

Delaware	68-0137069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

4460 Hacienda Drive, Pleasanton, CA	94588-8618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 225-3000

Item 2.02. Results of Operations and Financial Condition.

     On October 1, 2004, PeopleSoft, Inc. (“PeopleSoft”) issued a press release and held a conference call announcing, among other things, preliminary license revenues for the quarter ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. A copy of the transcript of the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 30, 2004, the Board of Directors (the “Board”) of PeopleSoft, acting on the unanimous recommendation resulting from a joint meeting of the Corporate Governance/Nominating Committee and the Compensation Committee of the Board (which Committees collectively consist of the five independent directors who also constitute the Transaction Committee of the Board), determined by a unanimous vote of all directors casting votes (David A. Duffield and Aneel Bhusri abstained and Craig A. Conway was not present) to terminate Mr. Conway’s employment as President and Chief Executive Officer of PeopleSoft, effective at 12:01 a.m. on October 1, 2004. Mr. Conway also resigned from the Board on the evening of October 1, 2004.

     Effective October 1, 2004, the Board appointed Chairman Mr. Duffield as Chief Executive Officer of PeopleSoft. Mr. Duffield is a founder of PeopleSoft and has served as Chairman of the Board since PeopleSoft’s incorporation in 1987. He also served as Chief Executive Officer from August 1987 through September 1999 and as President from August 1987 through May 1999. Mr. Duffield is 64 years old. Mr. Duffield’s son and daughter-in-law, Michael D. Duffield and Michelle M. Duffield, are employed by PeopleSoft as an Account Executive and Senior Direct Marketing Specialist, respectively, and they received, in the aggregate, salary, commissions and bonuses totaling approximately $677,000 in fiscal 2003.

     In addition, effective October 1, 2004, the Board appointed Kevin T. Parker and W. Philip Wilmington as Co-Presidents of PeopleSoft. Mr. Parker will be responsible for internal operations and remain Chief Financial Officer, and Mr. Wilmington will assume responsibility for worldwide field operations.

     Mr. Parker joined PeopleSoft in October 2000 as Senior Vice President and Chief Financial Officer. From January 2002 to October 2004, Mr. Parker served as Executive Vice President of Finance and Administration, Chief Financial Officer. Prior to joining PeopleSoft, Mr. Parker served as Senior Vice President and Chief Financial Officer from 1999 to 2000 at Aspect Communications Corporation, a customer relationship management software company. From 1996 to 1999, Mr. Parker was Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. Mr. Parker is 45 years old.

     Mr. Wilmington joined PeopleSoft in December 1992. From January 2000 to October 2004, Mr. Wilmington served as Executive Vice President, Americas. Prior to that, Mr. Wilmington held various positions at PeopleSoft, including President of the Services Division, Vice President of Emerging Markets, General Manager of the Financial Services business unit, and General Manager of the Midwest Region. Mr. Wilmington is 46 years old.

     The Board also appointed Mr. Bhusri to the non-officer position of Vice Chairman of the Board, effective October 1, 2004. As Vice Chairman, Mr. Bhusri will focus on product and technology strategy. Mr. Bhusri has been a director of PeopleSoft since March 1999 and currently is a General Partner with Greylock Management Corporation, an early stage venture capital firm. Mr. Bhusri served in a variety of management positions at PeopleSoft from 1993 through December 2002, including Senior Vice President, Product Strategy, Marketing and Business Development. Mr. Bhusri is 38 years old.

     A press release announcing these changes, among other things, is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective September 30, 2004, the Board amended PeopleSoft’s Bylaws to provide (i) the Chairman of the Board, if one is appointed, is not an officer of PeopleSoft, (ii) the Board may appoint a Vice Chairman of the Board who, if appointed, is not an officer of PeopleSoft, (iii) the officers of PeopleSoft shall include, among others, a Chief Executive Officer and a President, and (iv) the Board, in its discretion, may appoint Co-Presidents as officers of PeopleSoft.

     Effective October 3, 2004, the Board further amended the Bylaws to decrease the number of authorized directors from eight to seven.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description
3.1	Amendments to the Amended and Restated Bylaws of PeopleSoft, Inc.
99.1	Press release issued by PeopleSoft, Inc. on October 1, 2004
99.2	Transcript of conference call held by PeopleSoft, Inc. on October 1, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2004

PEOPLESOFT, INC.
By:	/s/Kevin T. Parker
Kevin T. Parker
Co-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amendments to the Amended and Restated Bylaws of PeopleSoft, Inc.
99.1	Press release issued by PeopleSoft, Inc. on October 1, 2004
99.2	Transcript of conference call held by PeopleSoft, Inc. on October 1, 2004